SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HALLMARK FINANCIAL SERVICES, INC.

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HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2016

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held in the Training Center on Concourse Level at 777 Main Street, Fort Worth, Texas, at 10:00 a.m., Central Daylight Time, on Friday, June 3, 2016, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To conduct an advisory vote approving the Company’s compensation of its named executive officers;

3.	To conduct an advisory vote on a shareholder proposal regarding majority voting in uncontested director elections; and

4.	To transact such other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 8, 2016, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JEFFREY R. PASSMORE

Jeffrey R. Passmore, Secretary

Dated: May 6, 2016

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card or voting instruction card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held on June 3, 2016

The 2016 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2015 are available at www.hallmarkgrp.com/index.php/page/index/annual-report-and-proxy-information.

HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2016

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 3, 2016, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted FOR the election of each of the nominees for director, FOR the approval of the Say-On-Pay Resolution (defined below), ABSTAIN on the shareholder proposal regarding majority voting in uncontested director elections and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder’s right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102. The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about May 6, 2016. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2015, is enclosed herewith. Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider the following matters:

1.	Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	An advisory vote on a resolution approving the Company’s compensation of its executive officers (the “Say-On-Pay Resolution”);

3	An advisory vote on a shareholder proposal regarding majority voting in uncontested director elections (the “Shareholder Proposal”); and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 8, 2016 (the “Record Date”). On the Record Date, there were 18,959,405 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock actually voted will be required for approval of the Say-On-Pay Resolution, the Shareholder Proposal and all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matter submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2017 annual meeting of the Company’s shareholders or when their successors are elected and qualify. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company

Mark E. Schwarz	55	2001	Director and Executive Chairman

Scott T. Berlin	46	2001	Director

James H. Graves	67	1995	Director

Mark E. Pape	65	—	—

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006. He served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has indirectly controlled Newcastle Partners, L.P., a private investment firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Mr. Schwarz is also presently a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. Within the past five years, Mr. Schwarz has served as a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Scott T. Berlin has since February, 2016 been the Director of Business Development of Ullman Oil Company, LLC, a supplier of heating oil, commercial fuels, industrial lubricants, greases and coolants. During portions of 2015, Mr. Berlin served in a financial restructuring role at JC Fodale Energy Services, LLC, an oilfield services company. From 1997 to 2015, he was a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies, where he focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company in 1997, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company. The Board believes that Mr. Berlin should serve as a director of the Company due to his general background in investment banking and his particular experience in advising public and private companies and their boards in merger, acquisition and financing transactions.

James H. Graves has served as Managing Director and Partner of Erwin, Graves & Jones, LP, a management consulting firm, since 2002.  He has also served as Chairman and a director of Medaxion, Inc., a healthcare technology company providing real-time anesthesia intelligence solutions, since 2010; and as a director and partner of BankCap Partners, a private equity firm focused on the U.S. financial services sector, since 2006.  From 2002 until 2006, Mr. Graves was a director, Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a securities research firm.  Prior to 2002, he served as a senior executive in Dean Witter Reynolds Investment Banking Division and as the Chief Operating Officer of J.C. Bradford & Company.  Mr. Graves also presently serves as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores. He also serves as a director of various privately held companies. Within the past five years, Mr. Graves served as a director of TriState Capital Holdings, Inc., a bank holding company. The Board believes Mr. Graves should serve as a director due to his executive leadership and management experience in several businesses, including large corporations and businesses within the financial services industry, his over 30 years of experience analyzing financial statements and his experience as a director of both private and public companies, including his service as chairman of the audit committee of another public company.

Mark E. Pape has served as the Chairman of the boards of directors of H2Options, Inc., a water conservation design/installation firm, since 2009, and U.S. Rain Group, Inc., a private equity company investing in water conservation opportunities, since 2013.  He is also currently a director and chairman of the audit committee of Wilhelmina International, Inc., a model management and talent representation company. He served as the Chief Financial Officer of Oryon Technologies, Inc., a lighting technology company, from 2010 to 2014, and as a director from May 2012 to January 2014.  Oryon Technologies, Inc. filed a petition under Chapter 11 of the federal Bankruptcy Code in May 2014. Mr. Pape served as a partner at Tatum LLC, an executive services firm, from 2008 to 2009.  From 2005 to 2007, he served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a property/casualty insurance company specializing in non-standard automobile insurance, and served on its board of directors and audit committee from 2004 to 2005.  Mr. Pape served as the Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, during 2005; as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the housing industry, from 2002 to 2005; as Senior Vice President and Chief Financial Officer of LoanCity.com, a start-up e-commerce mortgage bank, from 1999 to 2001; as Vice President-Planning for Torchmark Corporation, a life/health insurance holding company, from 1998 to 1999; as Senior Vice President and Chief Financial Officer of United Dental Care, Inc., a dental benefits insurance company, from 1995 to 1997; and as Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a life insurance company, from 1991 to 1994. Previously, Mr. Pape was engaged in investment banking from 1979 to 1991 with First City National Bank of Houston, Merrill Lynch Capital Markets Group, the First Boston Corporation and then Bear, Stearns & Co. He began his career in 1974 as an auditor with KPMG LLP. He is a certified public accountant licensed in Texas. The Board believes that Mr. Pape should serve as a director due to his leadership and operational skills developed as a business executive, his background in finance and financial services, and his experience as a director of both private and public companies.

ADVISORY VOTE ON SAY-ON-PAY RESOLUTION

(Item 2)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-21 promulgated by the Securities and Exchange Commission (“SEC”) thereunder, require the Company to (i) at least once every three years, present to the shareholders a non-binding, advisory vote on a resolution approving the compensation of certain executive officers, and (ii) at least once every six years, present to the shareholders a non-binding, advisory vote on the frequency of future resolutions to approve executive compensation. In accordance with the majority vote at the Company’s 2011 Annual Meeting of Shareholders, the Board has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, at the 2016 Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2016 Proxy Statement, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s executive officers rather than any specific element or amount of compensation. This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company. However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

A vote on the frequency of future such resolutions to approve executive compensation will be submitted to the shareholders not later than the 2017 Annual Meeting of Shareholders.

ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

(Item 3)

We received a request from the California State Teachers’ Retirement System (“CalSTRS”) to include in this Proxy Statement their shareholder proposal regarding majority voting in uncontested director elections. CalSTRS presented evidence that it had been the beneficial owner of more than $2,000 in market value of our common stock for at least one year prior to submitting the Shareholder Proposal.

Verbatim Text of Shareholder Proposal and Supporting Statement

CalSTRS’ proposal and supporting statement are quoted verbatim as follows:

“BE IT RESOLVED:

“That the shareholders of Hallmark Financial Services, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

“SUPPORTING STATEMENT:

“In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

“In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, ·more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

“CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

“Please vote FOR this proposal.”

Company Response to the Shareholder Proposal

The Board has determined to remain neutral with respect to the CalSTRS proposal. Therefore, the Board makes no recommendation with respect to approval of the Shareholder Proposal.

OTHER BUSINESS

(Item 4)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS

Leadership Structure and Risk Oversight

Mark E. Schwarz serves as the Executive Chairman of the Company. In such capacity, he functions as both the chairman of the Board and an executive officer with responsibilities for corporate strategy, capital allocation and management of the Company’s investment portfolio. Naveen Anand serves as the President and Chief Executive Officer of the Company but is not a director. The Board believes that this leadership structure is appropriate because it permits Mr. Schwarz to provide Board leadership independent of operational management, while still providing the Company the benefit of his business and investment expertise. As a result, the Board believes that all directors are able to objectively evaluate the management and operations of the Company. The Board also believes that, as a result of his significant beneficial ownership of Common Stock, Mr. Schwarz’s role as Executive Chairman enhances the focus of the Board on building shareholder value. (See, Principal Shareholders and Stock Ownership of Management.)

The Board is responsible for providing general oversight over all of the Company’s strategies, operations and affairs, including its management of risk. The Board and its standing committees regularly discuss material risk exposures, the potential impact of such exposures on the Company and the efforts of management to mitigate the identified risks. The Company has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Executive management periodically report on the Company’s risk management policies and practices to the Board and relevant standing committees. The Audit Committee reviews the Company’s major financial risk exposures and a number of operational, compliance and strategic risks, including steps to monitor and manage those risks. The Nomination and Governance Committee also monitors the Company’s corporate governance and certain compliance risks, while the Compensation Committee is primarily responsible for oversight of risks associated with employee relations and compensation strategy. The Board believes that its leadership structure supports the ability of the Board to effectively oversee the risk management policies and procedures of the Company.

Board Composition

The Board is presently composed of Mark E. Schwarz, Scott T. Berlin, James H. Graves and Jim W. Henderson. None of these directors was selected on the basis of any special arrangement or understanding with any other person. None of these directors bears any family relationship to any other director or to any executive officer of the Company. The Board has determined that all of these directors other than Mr. Schwarz meet the current Nasdaq independence requirements. Information concerning the business experience of each of the director nominees is provided under Election of Directors.

Board Committees

Standing committees of the Board of the Company include the Audit Committee, the Nomination and Governance Committee, and the Compensation Committee. Messrs. Berlin, Graves and Henderson presently serve on the standing committees set forth below. Mr. Schwarz does not presently serve on any of these standing committees.

Nomination and
	Audit	Governance	Compensation
	Committee	Committee	Committee
Scott T. Berlin	X	X	X
James H. Graves	X	X	X
Jim W. Henderson	X		X

Audit Committee. James H. Graves currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the SEC. The Board has also determined that Mr. Graves satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Graves as its “audit committee financial expert.”

The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Audit Committee met eight times during 2015.

Nomination and Governance Committee. Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board. The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals. A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Nomination and Governance Committee did not meet during 2015.

The Nomination and Governance Committee strives to identify and attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all shareholders. The Nomination and Governance Committee has not established any policy regarding specific minimum qualifications that must be met by a director nominee. However, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations. The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal. The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the 2016 Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock.

Compensation Committee. Jim W. Henderson currently serves as chairman of the Compensation Committee. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management. The Compensation Committee also administers the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”) and 2015 Long Term Incentive Plan (the “2015 LTIP”). A copy of the Compensation Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Compensation Committee met once during 2015.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant equity awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held four meetings during 2015. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting, but encourages all incumbent directors and all director nominees to attend each annual meeting of shareholders. Three of the four incumbent directors attended the Company’s last annual meeting of shareholders held on May 29, 2015.

Compensation of Directors in 2015 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is currently a $30,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. The chairman of the Audit Committee also receives an additional $7,500 annual retainer. No other cash compensation was paid to any non-employee director during 2015. The Compensation Committee also periodically grants stock options to the directors of the Company. However, no stock options were granted to any of the non-employee directors of the Company during 2015.

The following table sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)

Scott T. Berlin	42,750	—	[1]	—	42,750

James H. Graves	49,500	—	[1]	—	49,500

Jim W. Henderson	42,750	—	[1]	—	42,750

[1]	As of December 31, 2015, exercisable options to purchase 30,000, 30,000 and 15,000 shares of Common Stock were outstanding to Messrs. Berlin, Graves and Henderson, respectively.

Shareholder Communications

The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Fort Worth, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the only executive officers of the Company:

Name	Age	Position(s) with the Company

Mark E. Schwarz	55	Executive Chairman and Director

Naveen Anand	49	President and Chief Executive Officer

Kevin T. Kasitz	53	Executive Vice President and President of Standard Commercial

Jeffrey R. Passmore	48	Senior Vice President and Chief Accounting Officer

Each executive officer serves at the will of the Board. No executive officer was selected on the basis of any special arrangement or understanding with any other person. No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Naveen Anand became President and Chief Executive Officer of the Company in September, 2014. Mr. Anand was an executive with Torus Insurance Holdings Limited from 2009 to 2013, serving first as the Global Chief Operating Officer for Torus Group before being promoted to Chief Executive Officer of Torus Americas. Previously, Mr. Anand was employed by CNA Financial Corporation where he served as Vice President from 2002 to 2005, as Senior Vice President and President of the Central Region from 2005 to 2006, as Senior Vice President and President and Chief Underwriting Officer for Commercial Insurance from 2006 to 2009, and as Chairman and President of CNA Claim Plus from 2008 to 2009. From 1988 to 2002, he was employed by Chubb Group of Insurance Companies where he began in the commercial underwriting department, was promoted to Regional Underwriting Manager in 1993, became Assistant Vice President for Commercial Lines in 1995, and rose to Vice President for Commercial Lines, New York Zone, in 1998. Mr. Anand began his insurance career in 1987 as a trainee underwriter with St. Paul Insurance Companies.

Kevin T. Kasitz was named an Executive Vice President of the Company effective April, 2006, and served as Chief Operating Officer from December, 2006 until December, 2014 when the position was eliminated. He has also served as the President of the Standard Commercial business unit, a functional division of the Company handling standard lines commercial insurance, since April, 2003. Prior to joining the Company, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994). From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard automobile insurer.

Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company. Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary. From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting. From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property/casualty insurance holding company. Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993. Mr. Passmore is a certified public accountant licensed in Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee. The Company’s Compensation Committee reviews, evaluates and recommends to the Board compensation policies with respect to directors, executive officers and senior management of the Company. The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant equity awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Compensation Objectives and Components. The compensation policies of the Company are intended to reinforce the Company’s annual and long-term performance objectives, reward and encourage quality performance, and assist the Company in attracting, retaining and motivating executive officers and other senior management with exceptional leadership abilities. Consistent with these objectives, the Compensation Committee has established a compensation program consisting primarily of base salary, annual bonus and equity compensation. These components of compensation are intended to reward performance, responsibility, initiative and teamwork in developing and implementing the Company’s strategic goals.

The Compensation Committee believes that competitive base salaries are a prerequisite to attracting and retaining a qualified and motivated leadership team. Annual bonuses are primarily intended to encourage performance which contributes to achieving annual and other near-term corporate objectives. Equity compensation, generally in the form of stock options or restricted stock units, is primarily intended to align the financial interests of management and directors with those of other shareholders and thereby provide incentives for achieving long-term growth in the value of the Company. The Compensation Committee strives for an appropriate balance among the elements of compensation but has not established any formula or policy for the allocation of total compensation among the base salary, annual bonus and equity compensation components. Although the Company endeavors to provide a total compensation package for its executive officers and senior management which is competitive in its segment of the insurance industry, the Compensation Committee has not engaged in any benchmarking of total compensation or any component of compensation.

Determination of Compensation. Base salaries of the Company’s executive officers and senior management are determined based on factors including scope of responsibilities, level of experience, contributions to the achievement of business objectives, leadership skills and overall management effectiveness. Base salaries are generally intended to be competitive with those offered in the markets in which the Company competes for executive talent. However, the overall assessment is primarily subjective, reflecting the level of responsibility and personal performance of the individual executive.

The Compensation Committee evaluates the propriety of discretionary annual bonuses primarily on the basis of the Company’s financial performance and the job performance of each executive officer, including characteristics of cooperation, positive attitude and teamwork in achieving corporate goals. The primary measure of the Company’s financial performance used in determining any discretionary annual bonuses is business unit and/or consolidated pre-tax income as compared to the annual budget. The Compensation Committee retains and exercises discretion with respect to whether any annual bonus is paid to a particular executive officer and, if so, the ultimate amount of such annual bonus.

The Compensation Committee believes that periodically awarding equity compensation to the executive officers and other senior management promotes the Company’s long-term performance by aligning the officers’ economic interests with shareholder value. The amounts of stock option or restricted stock units awarded are based on various subjective factors primarily relating to the responsibilities of the officer and his past and expected future contributions to the growth and profitability of the Company. During fiscal 2015, the Compensation Committee granted an aggregate of 41,370 restricted stock units to the executive officers of the Company. All grants provided that the restricted stock units would vest and shares of the common stock become issuable on March 31, 2018, in each case if and to the extent that the compound average annual growth rate in the book value per share of the Common Stock (and, with respect to one grant, the average annual combined ratio) for the preceding three calendar years had achieved or exceeded certain targets. The total number of shares which may ultimately become issuable with respect to the restricted stock units granted in 2015 to the executive officers ranges from zero shares, if the compound average annual growth rate in the book value per share of the Common Stock is less than 9% (and, with respect to one grant, the average annual combined ratio is greater than 98%) to 62,055 shares, if the compound average annual growth rate in the book value per share of the Common Stock is 15% or greater (and, with respect to one grant, the average annual combined ratio is 86% or less).

Consideration of Shareholder Advisory Vote. At the Company’s 2015 annual meeting of shareholders, an advisory resolution approving the compensation of the Company’s executive officers was favored by approximately 98% of the shares voted. The Compensation Committee has considered these results in determining to continue its current compensation policies. The Compensation Committee believes that its subsequent compensation decisions have been consistent with both its existing compensation policies and the 2015 shareholder advisory vote.

Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code generally imposes a $1.0 million per person annual limit on the amount the Company may deduct as compensation expense for its executive officers. The Compensation Committee has not established any policy precluding the payment of compensation in excess of the amount deductible under IRC Section 162(m). However, the compensation of all executive officers was fully deductible during fiscal 2015, and the Company does not presently anticipate that the compensation of any executive officer will exceed this limit on deductibility for fiscal 2016.

The Company accounts for all equity compensation, including awards under the 2005 LTIP and the 2015 LTIP, in accordance with Accounting Standards Codification 718 promulgated by the Financial Accounting Standards Board. Pursuant to these provisions, the grant date fair value of equity compensation is recognized pro rata over the vesting periods of the awards.

Employment Agreements

In connection with the grant of restricted stock units during 2015, the Company entered into a Confidentiality and Non-Solicitation Agreement with Messrs. Anand, Kasitz and Passmore pursuant to which severance is payable in an amount equal to at least six months of base salary in the event such executive officer is terminated from employment without cause. The Company does not otherwise have employment agreements with any of its executive officers.

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2015, 2014 and 2013 concerning the compensation of the Chief Executive Officer, Chief Accounting Officer and every other person who served as an executive officer of the Company at any time during fiscal 2015 (the “Named Executive Officers”). Restricted stock units conditionally granted during 2012 are included in 2013 compensation when amendments to the 2005 LTIP authorizing such awards were approved by the shareholders.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Mark E. Schwarz	2015	195,000	—	—	15,753	210,753
Executive Chairman;	2014	195,000	—	—	15,785	210,785
Director	2013	195,000	—	—	14,855	209,855

Naveen Anand[3]	2015	500,000	250,000	291,342	5,247	1,046,589
President;	2014	164,795	103,000	415,001	—	682,796
Chief Executive Officer	2013	—	—	—	—	—

Kevin T. Kasitz	2015	283,300	90,000	101,965	17,129	492,394
Executive Vice President;	2014	279,150	108,150	88,000	16,569	491,869
President of Standard	2013	270,000	—	69,184	17,054	356,238
Commercial

Jeffrey R. Passmore	2015	213,290	73,000	65,901	16,213	368,404
Senior Vice President;	2014	191,950	76,891	42,560	15,510	326,911
Chief Accounting Officer	2013	188,000	—	33,989	16,078	238,067

[1]	Reflects the fair value of each restricted stock unit award estimated on the date of grant based on the probable outcome of certain performance conditions. These performance conditions are described in footnote 2 to Grants of Plan-Based Awards in 2015 Fiscal Year. Assumptions used in calculating the grant date fair value are included in Note 13 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015. Assuming that the highest level of performance conditions will be achieved, the grant date fair value of the awards would be (i) $437,013 and $750,002 for Mr. Anand’s 2015 and 2014 awards, respectively; (ii) $152,947, $206,251 and $438,426 for Mr. Kasitz’s 2015, 2014 and 2013 awards, respectively; and (iii) $98,851, $99,749 and $215,404 for Mr. Passmore’s 2015, 2014 and 2013 awards, respectively.

[2]	Represents the employee portion of life, disability and health insurance premiums paid by the Company and the Company’s matching contributions to employee 401(k) accounts. The Company matched $0.33 for each dollar of employee contribution to the 401(k) plan up to 6% of annual salary, in each case which becomes fully vested after three years of eligible employment.

[3]	Mr. Anand became President and Chief Executive Officer of the Company on September 8, 2014.

Grants of Plan-Based Awards in 2015 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2015, consisting solely of restricted stock units awarded under the 2015 LTIP.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)[1]	Target (#)[1]	Maximum (#)[1]	Grant Date Fair Value[2]

Mark E. Schwarz	—	—	—	—	—

Naveen Anand	05/29/2015	13,124	26,247	39,371	291,342

Kevin T. Kasitz	05/29/2015	4,593	9,186	13,779	101,965

Jeffrey R. Passmore	05/29/2015	2,969	5,937	8,906	65,901

[1]	“Target” represents the number of restricted stock units awarded. Each restricted stock unit represents the right to receive shares of common stock upon satisfaction of vesting requirements and performance criteria. All awards vest on March 31, 2018, are subject to performance criteria based on the compound average annual growth rate ("CAAGR") in book value per share from January 1, 2015 to December 31, 2017, and earn a percentage of a share of common stock per restricted stock unit, as follows: (i) CAAGR less than 9% earns 0%; (ii) 9% CAAGR earns 50%; (iii) 10% CAAGR earns 67%; (iv) 11% CAAGR earns 83%; (v) 12% CAAGR earns 100%; (vi) 13% CAAGR earns 117% shares; (vii) 14% CAAGR earns 133%; and (viii) 15% or greater CAAGR earns 150%. Of the restricted stock units granted to Mr. Kasitz, 25% are subject to this CAAGR performance criteria and 75% are subject to performance criteria based on the three year average annual combined ratio (“AACR”) for 2015, 2016 and 2017, as follows: (i) AACR of 98% or higher 0%; (ii) AACR of 97% earns 50%; (iii) AACR of 96% earns 60%; (iv) AACR of 95% earns 70%; (v) AACR of 94% earns 80%; (vi) AACR of 93% earns 90%; (vii) AACR of 92% earns 100%; (viii) AACR of 91% earns 110%; (ix) AACR of 89% earns 120%; (x) AACR of 88% earns 130%; (xi) AACR of 87% earns 140%; and (xii) AACR of 86% or less earns 150%;

[2]	Reflects the fair value of each restricted stock unit estimated on the grant date based on the probable outcome of the performance conditions.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of December 31, 2015, consisting of unexercised stock options and unvested restricted stock units granted under the 2005 LTIP and the 2015 LTIP.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options					Number of Unearned Shares Underlying	Market Value of Unearned Shares
Name	Exer- cisable (#)	Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Date[1]	Restricted Stock Units That Have Not Vested (#)[2]	Underlying Restricted Stock Units That Have Not Vested ($)[2,3]

Mark E. Schwarz	10,000	—	12.52	05/24/2017	—	—	—
	5,000	—	11.46	05/22/2018
	171,426	28,574	6.61	04/01/2019
	14,157	—	6.99	12/30/2021

Naveen Anand	—	—	—	—	09/08/2014	25,880	302,537
					05/29/2015	13,124	153,420

Kevin T. Kasitz	11,667	—	11.34	05/25/2016	04/10/2013	7,520	87,909
	75,000	—	12.52	05/24/2017	09/08/2014	7,117	83,198
	37,500	—	11.46	05/22/2018	05/29/2015	4,593	53,692
	47,142	7,858	6.61	04/01/2019

Jeffrey R. Passmore	8,333	—	11.34	05/25/2016	04/10/2013	3,695	43,195
	50,000	—	12.52	05/24/2017	09/08/2014	3,442	40,237
	25,000	—	11.46	05/22/2018	05/29/2015	2,969	34,708
	16,500	5,000	6.61	04/01/2019

[1]	Restricted stock units conditionally awarded April 10, 2013, vest on March 31, 2016. Except for Mr. Anand, restricted stock units awarded on September 8, 2014, vest on March 31, 2017. For Mr. Anand, restricted stock units awarded on September 8, 2014, vest March 31, 2018. Restricted stock units awarded on May 29, 2015, vest March 31, 2018.

[2]	Based on achieving the threshold performance criteria.

[3]	Based on the closing market price of the Company’s common stock of $11.69 on December 31, 2015.

Option Exercises and Stock Vesting in 2015 Fiscal Year

The following table sets forth information concerning exercises of stock options and vesting of restricted stock units held by the Named Executive Officers during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark E. Schwarz	—	—	—	—
Naveen Anand	—	—	—	—
Kevin T. Kasitz	21,667	71,851	—	—
Jeffrey R. Passmore	21,833	94,589	—	—

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)][1]
	(a)	(b)	(c)

Equity compensation plans approved by security holders	869,113	$9.51	1,844,973

Equity compensation plans not approved by security holders	—	—	—

Total	869,113	$9.51	1,844,973

[1]	Securities remaining available for future issuance are net of a maximum of 155,027 shares of common stock issuable pursuant to outstanding restricted stock units, subject to applicable vesting requirements and performance criteria.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Jim W. Henderson (chairman)

Scott T. Berlin

James H. Graves

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Henderson, Berlin and Graves comprised the Compensation Committee during fiscal 2015. Messrs. Henderson, Berlin and Graves have never been officers or employees of the Company. During fiscal 2015, no executive officer of the Company served on the board of directors or compensation committee of any other entity any of whose executive officers served on the Board or Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Executive Chairman of the Company, Mark E. Schwarz, is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P. (“Newcastle Fund”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCMS, NCM and the Newcastle Fund, which collectively are the largest holders of the Common Stock of the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Also as a result of these relationships, the Company, Mr. Schwarz, NCG, NCM and the Newcastle Fund may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to their respective investments in Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants in which Mr. Schwarz serves as Chairman of the board of directors. The Company owns an aggregate of 1,030,629 shares of the common stock of Rave Restaurant Group which it purchased in the open market at an average price of $1.56 per share. As of December 31, 2015, the Company held approximately 10.0% of the total outstanding shares of the common stock of Rave Restaurant Group. The Company has no other financial transactions, arrangements or relationships with Rave Restaurant Group.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2015, except that (a) each of the Named Executive Officers except Mr. Schwarz was late filing a Form 4 reporting the grant of restricted stock units, and (b) Mr. Kasitz was late filing one Form 4 reporting the exercise of stock options.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) each current executive officer and director of the Company, (ii) all current executive officers and directors of the Company as a group; (iii) each other director nominee; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No. of Shares Beneficially Owned	Percent of Class Beneficially Owned
Mark E. Schwarz[1]	5,212,872	27.2
Naveen Anand	50,000	*
Kevin T. Kasitz[2]	222,260	1.2
Jeffrey R. Passmore[3]	108,831	*
Scott T. Berlin[4]	40,000	*
James H. Graves[4]	44,638	*
Jim W. Henderson[5]	38,000	*
All current executive officers and directors, as a group (7 persons)[6]	5,716,601	29.2
Mark E. Pape	—	—
Newcastle group[7]	5,218,703	27.2
Newcastle Partners, L.P.[8]	3,730,432	19.7
Cove Street Capital, LLC [9]	1,512,911	8.0
Dimensional Fund Advisors LP10	1,475,301	7.8
The Killen Group, Inc. [11]	1,154,605	6.1

*	Represents less than 1%.

[1]	Includes 130,805 shares owned by Mr. Schwarz, 949,702 shares owned by NCMS, 172,776 shares owned by NCM and 3,730,432 shares owned by the Newcastle Fund. (See Certain Relationships and Transactions and Note 8, below.) Also includes 229,157 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date.

[2]	Includes 179,167 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[3]	Includes 104,833 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[4]	Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[5]	Includes 15,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[6]	Includes 588,157 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[7]	Consists of Mark E. Schwarz, NCMS, NCM, the Newcastle Fund and Clinton J. Coleman, who may be deemed a “group” under Section 13(d)(3) of the Securities Exchange Act. (See Certain Relationships and Transaction and Note 1, above.)

[8]	Does not include shares directly owned by Mark E. Schwarz, NCMS or NCM. (See Certain Relationships and Transaction and Note 1, above.)

[9]	Per Schedule 13G/A filed February 12, 2016. The address of Cove Street Capital, LLC is 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245.

[10]	Per Schedule 13G/A filed February 9, 2016, includes 44,520 shares over which Dimensional Fund Advisors LP has no voting power. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

[11]	Per Schedule 13G/A filed February 10, 2016, includes 135,879 shares over which The Killen Group, Inc. has no voting power. The address of The Killen Group, Inc. is 1189 Lancaster Avenue, Berwyn, Pennsylvania 19312.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committees. The Audit Committee received from the independent registered public accountants the written disclosures regarding independence required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015.

Respectfully submitted by the Audit Committee:
James H. Graves (chairman)
Scott T. Berlin
Jim W. Henderson

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2016 fiscal year. E&Y also reported on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

The following table presents fees for professional services rendered by E&Y for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, as well as fees billed for other services rendered by E&Y during each period.

	Fiscal 2015	Fiscal 2014
Audit Fees[1]	$1,248,122	$1,230,829
Audit-Related Fees	—	—
Tax Fees[2]	$22,100	$12,000
All Other Fees[3]	$2,160	$2,035

[1]	Reflects fees for audit services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year. For fiscal 2014, a portion of audit fees pertained to review of a Form S-3 registration statement.

[2]	Tax fees in fiscal 2015 and 2014 pertained to services in connection with the review of the Company’s tax return for the prior fiscal and evaluation of the Company’s compliance with new federal tax regulations.

[3]	All other fees in fiscal 2015 and 2014 pertained primarily to subscription to E&Y’s online accounting research tool year.

The Audit Committee has pre-approved the retention of E&Y to perform audit and non-audit services in an amount up to $5,000, provided that (i) the chairman of the Audit Committee is notified of each such retention within 48 hours, and (ii) the annual aggregate of such pre-approved services does not exceed $15,000. The current policy of the Audit Committee is to review and approve all other proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2015 and 2014, all pre-approved audit and non-audit services performed by E&Y were in accordance with the policies and procedures established by the Audit Committee and all other audit and non-audit services performed by the Company’s independent registered public accountants were approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2016 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by January 6, 2017. In addition, with respect to any matter proposed by a shareholder at the 2017 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 22, 2017.

By Order of the Board of Directors,

/s/ JEFFREY R. PASSMORE

Jeffrey R. Passmore, Secretary

May 6, 2016
Fort Worth, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

HALLMARK FINANCIAL SERVICES, INC.

TO BE HELD JUNE 3, 2016

The undersigned hereby appoints Mark E. Schwarz, Naveen Anand and Kevin T. Kasitz, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 8, 2016, at the Annual Meeting of Shareholders to be held on June 3, 2016, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz ____	Scott T. Berlin _____	James H. Graves _____	Mark E. Pape _____

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ADVISORY VOTE ON A SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS:

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS PROPOSED IN ITEM 1, FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AND ABSTAIN FROM THE ADVISORY VOTE ON THE SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: , 2016
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐